SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2006

CARDINAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11101 West 120th Avenue, Suite 220
Broomfield, Colorado 80021
(Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

Retention Agreement

On January 5th, 2007, Cardinal Communications, Inc. (the “Company”) entered into a Retention Agreement with Biltmore Associates, L.L.C. (“Biltmore”) which was fully executed on January 31, 2007. The Company retained Biltmore to restructure, reorganize and manage the Company. Biltmore agreed to provide such services and make available to the Company Vernon S. Schweigert to act as Chief Restructuring Officer. Under the terms of the agreement the Company engages Biltmore for an undetermined period commencing on January 5th, 2007 and expiring on the first to occur of: (i) delivery of notice of termination of this Retention Agreement by Biltmore or by the Company’s Board of Directors; (ii) the sale of all or substantially all of the Company’s assets; (iii) the effective date of a plan of reorganization relating to all or substantially all of the Company’s divisions and consolidated subsidiaries, unless such plan provides for continuation of the term; and (iv) the restructuring services contemplated by this Retention Agreement have been completed by Biltmore to the satisfaction of the Board of Directors. Further under the terms of the Retention Agreement, the Company entered into an irrevocable transfer of control to the Chief Restructuring Officer which grants the Chief Restructuring Officer absolute management control of the restructuring of the Company subject to legal oversight and direction by the Company’s Board of Directors. Compensation under the agreement stipulates Mr. Schweigert’s hourly rate will be billed at $385 per hour and other Biltmore employees will be billed at slightly lower rates. During the Term of the Retention Agreement, the Company shall reimburse Biltmore for all ordinary and necessary business-related expenses.

A copy of the Retention Agreement is attached to this filing as Exhibit 10.1 and a copy of the Company’s press release dated January 23, 2007, announcing the retention of Mr. Schweigert is attached to this filing as Exhibit 99.1.

Operating Agreement of Cardinal Connect, LLC

On January 26th, 2007, Cardinal Communications, Inc. (the “Company”) finalized the Operating Agreement of Cardinal Connect, LLC (“Agreement”) with ISP V, LLC (“ISP”) effective May 26, 2006. Cardinal Connect, LLC (“Connect”) was duly organized in the state of Arizona for the purpose of supplying video on demand products and services. Under the terms of the Agreement membership interest was split with 8,000 shares or eighty percent (80%) held by the Company and 2,000 shares or twenty percent (20%) held by ISP. As per the terms of the agreement, the Company and ISP also executed a Pledge and Security Agreement RE Exchange of Debt as consideration for ISP’s membership interest in Connect.

A copy of the Operating Agreement of Cardinal Connect, LLC is attached to this filing as Exhibit 10.2.

Pledge and Security Agreement RE Exchange of Debt

On January 26th, 2007, Cardinal Communications, Inc. (the “Company”) finalized a Pledge and Security Agreement RE Exchange of Debt (“Agreement’) with ISP V, LLC (“ISP”) as an Exhibit to the Operating Agreement of Cardinal Connect, LLC. Under the terms of the agreement ISP exchanged $1,500,000 of indebtedness to the Company for 2,000 shares or twenty percent (20%) of the interest in Cardinal Connect, LLC valued at $1,800,000.

A copy of the Pledge and Security Agreement RE Exchange of Debt is included in this filing as “Exhibit B” of the Operating Agreement of Cardinal Connect, LLC attached to this filing as Exhibit 10.2.

Interested Director

A member of the Company’s Board of Directors and President of Cardinal Connect, Steven Basmajian is the General Partner of ISP V, LLC. Mr. Basmajian was not a Member of the Company’s Board of Directors when the Operating Agreement of Cardinal Connect, LLC and the associated Pledge and Security Agreement RE Exchange of Debt were approved. The then sitting members of Cardinal’s Board of Directors voted unanimously to approve the Agreements.

Debt Exchange Agreement with Kerry D. Briggs

On December 15, 2006, Cardinal Communications, Inc. (the “Company”) entered into a Debt Exchange Agreement (the “Exchange”) with Kerry D. Briggs (the “Creditor”). The Creditor and the Company had been parties to a $200,000, note due on October 1, 2006 (the “Note”). Under the terms of the Exchange, the Company is issuing a total of 1,000,000 shares of the Company’s $0.0001 par value Common Stock (the “Exchange Shares”) and the Company will exchange the Exchange Shares for the Creditor’s Note. A copy of the Debt Exchange Agreement is attached as Exhibit 10.3. Any and all descriptions of the Debt Exchange Agreement as described in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the attached agreement.

Interested Director

Mr. Kerry D. Briggs is a member of the Company’s Board of Directors. Mr. Briggs did not participate in the vote by Cardinal’s Board of Directors approving the Debt Exchange Agreement (the “Exchange”). The remaining members of Cardinal’s Board of Directors voted unanimously to approve the Exchange.

Debt Exchange Agreement with Susan C. Bernstein

On December 15, 2006, Cardinal Communications, Inc. (the “Company”) entered into a Debt Exchange Agreement (the “Exchange”) with Susan C. Bernstein (the “Creditor”). The Creditor and the Company had been parties to a $65,000, note due on October 1, 2006 (the “Note”). Under the terms of the Exchange, the Company is issuing a total of 325,000 shares of the Company’s $0.0001 par value Common Stock (the “Exchange Shares”) and the Company will exchange the Exchange Shares for the Creditor’s Note. A copy of the Debt Exchange Agreement is attached as Exhibit 10.4. Any and all descriptions of the Debt Exchange Agreement as described in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the attached agreement.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company has determined it had an accounting error recording sales when the Company still had obligations. In this error, the company incorrectly recognized: $1,050,000 in sales for the six months ended June 30, 2005; $1,484,350 in sales for the nine months ended September 2005; $2,041,670 in sales for the year ended December 31, 2005; and $380,000 in sales for the 3 months ended March 31, 2006.

Originally, after examining this error, the Company concluded on November 30, 2006 that a Form 8-K Item 4.02 should not be issued as all of the financial restatements were either filed or already prepared and were in the process of being filed. After further consideration the officers of the Company reversed this conclusion on January 31, 2007 and determined that a Form 8-K Item 4.02 should be immediately issued. The Officers of the Company have discussed the matters disclosed herein with the registrant’s independent accountant. At this point in time the Company has issued restated financials for all effected periods:

•	Quarter Ended June 30, 2005 - restated in 10-QSB filed with the SEC on August 22, 2006,
•	Quarter Ended September 30, 2005 - restated in 10-QSB filed with the SEC on November 21, 2006,
•	Year Ended December 31, 2005 - restated in 10-KSB/A filed with the SEC on December 1, 2006, and
•	Quarter Ended March 31, 2006 - restated in 10-QSB/A filed with the SEC on December 6, 2006.

The 10-KSB/A Filed with the SEC on December 1, 2006 reported the adjustments as “Unaudited”. These adjustments were audited, however they were mislabeled. An amended 10-KSB/A report will be filed with the SEC noting the audited adjustments.

Item 5.02 Appointment of Principal Officers

Appointment of Chief Restructuring Officer, Vern S. Schweigert

The Board of Directors of the Company appointed Vern Schweigert the position of Chief Restructuring Officer, effective January 5, 2007. Mr. Schweigert is a principal of the Biltmore Associates, L.L.C. (“Biltmore”) and under a Retention Agreement entered into by the Company and Biltmore, Mr. Schweigert’s hourly rate will be billed at $385 per hour and during the term of the agreement the Company shall reimburse Mr. Schweigert for all ordinary and necessary business-related expenses. A copy of the Retention Agreement is attached to this filing as Exhibit 10.1.

Since 1988 to the present, Mr. Schweigert has been a bankruptcy consultant, trustee, examiner and receiver for various public and privately owned entities including Arizona Biltmore Hotel and Conference Center; Wrigley Mansion Club; WGI, Inc.; SupeRX Drugs; Defender Drug Stores, Inc.; Medicare Glaser Corporation; International Conference Resorts and Stevens Financial Group, Dexter Distributing. During this time period, Mr. Schweigert was also a consultant to the Real Estate and Hotel/Motel industries concerning construction, capital improvements, operations, purchasing and sales of real estate which clients included Rostland Arizona, Inc.; Scottsdale Country Club; SunCor Development Corporation; Arizona Biltmore Hotel; Hyatt Hotel, Phoenix; Days Inn, Flagstaff; and Lowes Ventana Canyon Resort, Tuscon, Arizona. Mr. Schweigert also currently serves as Chairman of the Board of Directors of Freedom Financial Group, Inc., Springfield Missouri.

Prior to 1988, Mr. Schweigert’s early career experience included President and Director of Rostland Arizona, Inc. a $200 million real estate development and operations company and accounting roles as a Certified Public Accountant and Audit Manager at Arthur Anderson & Company in San Diego, California and Phoenix Arizona. Mr. Schweigert has served as President and Director of various homeowners associations and currently is a Licensed General Contractor in the State of Arizona.

A copy of the Company’s press release dated January 23, 2007, announcing the retention of Mr. Schweigert is attached to this filing as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1	Retention Agreement with Biltmore Associates, L.L.C.
10.2	Operating Agreement of Cardinal Connect, LLC which includes Exhibit B the Pledge and Security Agreement RE Exchange of Debt
10.3	Debt Exchange Agreement with Kerry D. Briggs
10.4	Debt Exchange Agreement with Susan C. Bernstein
99.1	Press Release announcing Cardinal Communications, Inc. appoints Vern S. Schweigert Chief Restructuring Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

Date: February 2, 2007	By:	/s/ Edouard A. Garneau
President and Chief Executive Officer